SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 3, 2004

SOURCE DIRECT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA

   333-69414

  98-0191489

(State or Other Jurisdiction

(Commission

(IRS Employer

of Incorporation)

File Number)

Identification No.)

2345 North Woodruff Avenue, Idaho Falls, Idaho

   83401

     (Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code:  (877) 529-4114

ITEM 5.  OTHER EVENTS

We have issued several of press releases describing the independent testing performed on our Simply Wow™ product.  In press releases dated September 30, 2003, October 16, 2003, October 17, 2003, and October 28, 2003, the following statement was made:  “A recent study performed by a major independent lab shows that Simply Wow™ performs better than these other leading cleansers in removing various stains.”  We also issued press releases on November 4, 2003, March 17, 2004, and March 24, 2004, directed particularly to the results of the independent testing facility on the Simply Wow™ product.  Management has determined that these press releases may not accurately or completely disclose the nature of the test results by the independent facility of the Simply Wow™ product in comparison to other major cleaning products.

We have also issued two press releases describing the marketing agreement with Marden Distribution, Inc.  On March 18, 2004, and March 25, 2004, we issued press releases disclosing our relationship with Marden Distribution, Inc. which may have been incomplete and could have been deemed misleading or inaccurate.

Source Direct urges the marketplace not to rely on the information in these previously issued press releases in regard to the independent testing of its Simply Wow™ product or its marketing agreement with Marden Distribution, Inc.  Instead, management directs persons seeking information on these items to its Current Report on Form 8-K dated April 30, 2004, as filed with the SEC on May 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Direct Holdings, Inc.

Date: May 3, 2004

By __/s/ Deren Z. Smith__________

Deren Z. Smith, President